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                                                                EXHIBIT 10.13(b)

                          LOAN MODIFICATION AGREEMENT


     This Loan Modification Agreement is entered into as of July 1, 1999, by and between Preview Systems, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1.   DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be
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owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated November 2, 1998, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of One Million Dollars ($1,000,000) and a Term Loan in the original amount of Four Hundred Seventy Two Thousand One Hundred Fifty Four Dollars ($472,154). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2.   DESCRIPTION OF COLLATERAL AND GUARANTIES.  Repayment of the Indebtedness is
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secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.
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     A.   Waiver of Financial Covenant Default.
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          1.   Bank hereby waives Borrower's existing default under the Loan
Agreement by virtue of Borrower's failure to comply with the (i) Tangible Net Worth covenant as of the months ended February 28, 1999, March 31, 1999 and April 30, 1999; and (ii) Adjusted Quick Ratio and Liquidity Coverage covenants as of the months ended March 31, 1999 and April 30, 1999. Bank's waiver of Borrowers compliance of these covenant shall apply only to the foregoing periods. Accordingly, for the month ended May 30, 1999, Borrower shall be in compliance with these covenants.

               Bank's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower's compliance with the above-described covenants as of all other dates and (2) shall not limit or impair the Bank's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Bank's right to demand strict performance of all other covenants as of any date.

4.   CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever
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necessary to reflect the changes described above.
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5.   PAYMENT OF LOAN FEE.  Borrower shall pay to Bank a fee in the amount of One
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Thousand Dollars ($1,000) (the "Loan Fee"), plus all out-of-pocket expenses.

6.   NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing
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below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7.   CONTINUING VALIDITY.  Borrower (and each guarantor and pledgor signing
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below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrowers representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement.
The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.   CONDITION.  The effectiveness of this Loan Modification Agreement is
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conditioned upon payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.


BORROWER:                               BANK:

PREVIEW SYSTEMS, INC.                   SILICON VALLEY BANK

By:  /s/ Elizabeth Ettling              By: /s/ Eric Siouw
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Name:  Elizabeth Ettling                Name:  Eric Siouw
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Title:  Controller                      Title:  Vice President
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